UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2024

Trio Petroleum Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-41643	87-1968201
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5401 Business Park, Suite 115

Bakersfield, CA 93309

(661) 324-3911

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Michael L. Peterson as the Company’s Chief Executive Officer and a Director

On July 9, 2024, Michael L. Peterson delivered to the Board of Directors (“Board”) of Trio Petroleum Corp. (the “Company”) a notice of his resignation as the Company’s Chief Executive Officer and a member of the Board, effective on July 11, 2024 (the “Resignation Effective Date”). In addition, on July 11, 2024, the Company and Mr. Peterson entered into a Consulting Agreement (the “Consulting Agreement”), effective as of the Resignation Effective Date and continuing through October 11, 2024. Pursuant to the Consulting Agreement, Mr. Peterson will provide services relating to investor relations, public relations, financing strategies, corporate strategies, and development of business opportunities and providing background information with respect to Company’s history. In consideration for his consulting services and in recognition of the services Mr. Peterson provided as the Chief Executive Officer of the Company until the Resignation Effective Date, and pursuant to the terms of the Consulting Agreement, the Company has agreed to pay Mr. Peterson a cash consulting fee equal to $10,000 per month, payable within five business days after the commencement of each calendar month during the term of the Consulting Agreement. In addition, the Company agreed to award Mr. Peterson 1,000,000 restricted stock units (“RSUs”) under the Company’s 2022 Equity Incentive Plan (the “2022 Plan’) at such time as there are a sufficient number of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) available for issuance under the 2022 Plan, which shares of Common Stock will be available if the Company’s stockholders approve an increase in the number of shares reserved under the 2022 Plan at the Company’s 2024 Annual Meeting of Stockholders to be held on August 15, 2024. The RSUs will fully vest 60 days after the date of the award of the RSUs to Mr. Peterson (the “Peterson RSU Vesting Date”), regardless as to whether he continues to provide services to the Company on the Peterson RSU Vesting Date and/or whether the Consulting Agreement continues to be in effect on such date. With prior written consent from the Company, the Company shall reimburse Mr. Peterson for all reasonable out-of-pocket travel expenses incurred by Mr. Peterson when such travel is specifically requested by the Company. Pursuant to the Consulting Agreement, all Confidential Information (as defined in the Consulting Agreement) remains the property of the Company, including, without limitation, the Company’s proprietary information, technical data, trade secrets, know-how, financial information, product plans, products, services, research, and developments. The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Peterson’s decision to resign as a director was not the result of any disagreements between Mr. Peterson, on the one hand, and the Company’s management or Board, on the other hand, as to any matter relating to the Company’s operations, policies, or practices.

Appointment of Robin Ross as the Company’s Chief Executive Officer

On July 11, 2024, the Company and Robin Ross entered into an employment agreement (the “Ross Employment Agreement”), effective as of July 11, 2024 (the “Ross Employment Agreement Effective Date”), pursuant to which Mr. Ross will serve as Chief Executive Officer of the Company, replacing Mr. Peterson, and will also continue to serve as the Chairman of the Board.

Mr. Ross has served as Chairman of the Board and a director of the Company since June 2024. Mr. Ross previously served as a director of the Company from August 2021 to May 2023, and was a co-founder of the Company in July 2021. Since November 2023, Mr. Ross has served as the Chairman and CEO of Drillwaste Solutions Corp., a Canadian private company. Since October 2019, Mr. Ross has served as the founder of Gold’n Futures Mineral Corp. (CSE: FUTR), a junior resource company. Since 2007, Mr. Ross has served as the president of Vanross Enterprises Inc., a Canadian investment company. From 2008 until the sale of the company in August 2010, Mr. Ross served as a Co-Founder of Canada Potash Corporation, a Canadian resource company with access to over 1.7 million acres, or just over 15%, of the 11 million acres in the Williston Basin in South Central Saskatchewan, Canada. Mr. Ross previously held management positions at Canadian investment dealers for over 18 years. From 1999 until 2001, Mr. Ross served as Branch Manager and Director of Sales at Yorkton Securities, a Canadian biotechnology and investment dealer. From 1987 until 1999, Mr. Ross served as Branch Manager at Midland Walwyn Inc., a Canadian investment dealer.

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Mr. Ross has no family relationships with any of the Company’s directors or executive officers, and he is not a party to, and does not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Pursuant to the Ross Employment Agreement, Mr. Ross will be paid an annual base salary of $300,000. In addition, Mr. Ross is entitled to receive, subject to his continuing employment with the Company on the applicable date of the bonus payout, an annual target discretionary bonus of up to 100% of his annual base salary, payable at the discretion of the Compensation Committee of the Board based upon the Company’s and Mr. Ross’s achievement of objectives and milestones to be determined on an annual basis by the Board. Pursuant to the Ross Employment Agreement, Mr. Ross is also eligible to receive employee benefits as may be provided from time to time by the Company to its employees generally, and to receive paid time off annually.

Pursuant to the Ross Employment Agreement, Mr. Ross is granted an equity incentive grant of 2,000,000 shares of restricted stock pursuant to the 2022 Plan, which award will be made at such time as there are a sufficient number of shares of the Company’s Common Stock available for issuance under the 2022 Plan, which shares of Common Stock will be available if the Company’s stockholders approve an increase in the number of shares reserved under the 2022 Plan at the Company’s 2024 Annual Meeting of Stockholders to be held on August 15, 2024. The restricted stock grant vests, with respect to 25% of the shares of restricted stock six months after the award is made to Mr. Ross, and the remainder vesting in equal tranches each three months thereafter, until either the restricted shares have been fully vested or Mr. Ross’s Continuous Service (as such term is defined in the 2022 Plan) terminates, whichever occurs first.

Pursuant to the Ross Employment Agreement, Mr. Ross agreed to be bound by certain confidentiality, non-compete and non-solicitation covenants contained therein.

The Ross Employment Agreement became effective on July 11, 2024, and will continue until December 31, 2027, unless terminated sooner pursuant to the provisions thereof (the “Initial Term”). The Initial Term will automatically be extended for additional subsequent one-year periods, beginning on January 1, 2028, and each year, thereafter, through the following December 31st (the “Renewal Term” and collectively with the Initial Term, the “Term”), unless either the Company or Mr. Ross notifies the other party in writing, not fewer than ninety (90) days prior to the end of the then current Renewal Term, that it has elected not to extend the Term, in which event the Term shall expire on such December 31st.

The foregoing description of Ross Employment Agreement is qualified in its entirety by reference to the text of such agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On July 11, 2024, the Company issued a press release announcing the resignation of Michael L. Peterson as the Company’s Chief Executive Officer and the appointment of the Company’s Chairman of the Board, Robin Ross to replace him as Chief Executive Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit
10.1	Consulting Agreement, effective as of July 11, 2024, by and between Michael L. Peterson and Trio Petroleum Corp.
10.2	Employment Agreement, effective as of July 11, 2024, by and between the Robin Ross and Trio Petroleum Corp.
99.1	Press Release dated July 15, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trio Petroleum Corp.

Date: July 15, 2024	By:	/s/ Robin Ross
	Name:	Robin Ross
	Title:	Chief Executive Officer

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